Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-264282) of NexGel, Inc. of our report dated April 10, 2024, relating to the consolidated financial statements which appear in this Annual Report on Form 10-K.

/s/ TURNER, STONE & COMPANY, L.L.P.

Dallas, Texas

April 10, 2024